                                    AMENDMENT

                                     to the

              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       of

                                GLOBALSTAR, L.P.

                  AMENDMENT, dated as of April 8, 1998 to the AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of December 31, 1994 as amended on March 6, 1996 (the "Partnership Agreement"), of GLOBALSTAR, L.P., a Delaware limited partnership ("Globalstar" or the "Partnership"), by and among LORAL/QUALCOMM SATELLITE SERVICES, L.P., a Delaware limited partnership ("LQSS"), GLOBALSTAR TELECOMMUNICATIONS LIMITED, a Bermuda company ("GTL"), the limited partners signatories thereto as set forth on the signature pages hereto (collectively, the "Limited Partners"and together with LQSS and GTL, the "Partners") and TELESAT LIMITED, a company organized under the International Business Companies Ordinance of the British Virgin Islands ("TeleSat").

                  WHEREAS, ChinaSat Telecommunications Broadcast Satellite Corporation ("ChinaSat"), an Affiliate of TeleSat, entered into a Founding Service Provider Agreement with the Partnership, dated as of September 17, 1996 (the "ChinaSat Service Provider Agreement") pursuant to which ChinaSat has agreed to act as a Globalstar Service Provider in the territories set forth in the ChinaSat Service Provider Agreement; and

                  WHEREAS, China Telecom (Hong Kong) Group Limited ("CTHKG"), which owns 100% of the outstanding ordinary shares of TeleSat and is an Affiliate of ChinaSat, entered into a Subscription Agreement (the "CTHKG Subscription Agreement") dated as of October 24, 1997 with the Partnership pursuant to which CTHKG has agreed to purchase, and the Partnership has agreed to issue, 937,500 Ordinary Partnership Interests, at an aggregate purchase price of $18.75 million (the "Purchase Price") and the Partnership has granted to CTHKG an option (the "ChinaSat Option") to purchase, subject to the satisfaction of certain conditions, an additional 937,500 Ordinary Partnership Interests at an aggregate purchase price of $18.75 million; and

                  WHEREAS, CTHKG assigned all rights under the CTHKG Subscription Agreement to TeleSat; and

                  WHEREAS, LQSS, GTL, the Partners and TeleSat hereby agree to amend the Partnership Agreement as set forth below to reflect the admission of TeleSat as a Limited Partner in the Partnership:

                  l. Amendment to Section 2.1. Section 2.1 of the Partnership Agreement is hereby amended as follows:

                  (a) The definition of Affiliate is amended to delete the word "and" before "iv" and to add the following after clause (iv) of such definition:

         "and (v) in the case of TeleSat, the term "Affiliate" shall include only ChinaSat, CTHKG and any Persons controlled by ChinaSat or CTHKG.

                  (b) The following definitions shall be added to Section 2.1:

                  "ChinaSat" means China Telecommunications Broadcast Satellite Corporation, an independent legal entity organized under the laws of the People's Republic of China.

                  "ChinaSat Option" means the option granted to CTHKG by the Partnership in consideration for ChinaSat entering into the ChinaSat Service Provider Agreement to purchase, subject to the satisfaction of certain conditions, an additional 937,500 Ordinary Partnership Interests at an aggregate purchase price of $18.75 million.

                  "ChinaSat Service Provider Agreement" means the Founding Service Provider Agreement, dated as of September 17, 1996, by and between ChinaSat and the Partnership.

                  "CTHKG" means China Telecom (Hong Kong) Group Limited.

                  "TeleSat" means TeleSat Limited, a company organized under the International Business Companies Ordinance of the British Virgin Islands.

                  (c) The definition of Subscription Agreement is hereby amended in its entirety to read as follows:

                  "Subscription Agreement" means the agreement entered into by each General Partner and each Limited Partner (or the assignor that assigned its Partnership Interests to such Limited Partner) prior to becoming a Partner.

                  2. Amendment to Section 4.2. The last sentence of Section 4.2 of the Partnership Agreement is hereby amended in its entirety as follows:

         "The total number of such Partnership Interests is 19,937,500."

                  3. Amendment to Section 4.5(a). Clause (a) of Section 4.5(a) of the Partnership Agreement is hereby amended in its entirety as follows:

         "(a) the amount of cash contributed to the Partnership by the Partner, and, in addition in the case of LQSS, the Book Value of any property contributed and the amount referred to in Section 4.1(b)(iii) and, in the case of TeleSat, (i) the amount of the bonus in the Capital Account balance that it received for ChinaSat entering into the ChinaSat Service Provider Agreement and (ii) the excess, if any, of the amount credited to the capital accounts for Ordinary Partnership Interests acquired by TeleSat upon its exercise of the ChinaSat Option over the exercise price. The amounts described in this clause (i) and (ii) for purposes of Schedule A and this Agreement shall be considered part of TeleSat's Capital Contribution."

                  4. Amendment to Section 5.1(e). Clause (e) of Section 5.1 of the Partnership Agreement is hereby amended to delete clauses (ii), (iii) and
(iv) and to replace "(v)" with "(ii)."

                  5. Amendment to Section 6.7(a). Section 6.7(a) is hereby amended by adding the following sentence at the end thereof:

         "ChinaSat and its Affiliates, as Chinese government entities, shall not be subject to this Section 6.07(a)."

                  6. Amendment to Schedule A. Schedule A to the Partnership Agreement is hereby amended in its entirety and replaced by Schedule A attached hereto to reflect the admission of TeleSat as a Limited Partner in the Partnership.

                  7. TeleSat. TeleSat hereby agrees that from and after the effective date of this Amendment, it shall be bound by the terms of the Partnership Agreement, as amended, as a Limited Partner.

                  8. Defined Terms. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Partnership Agreement, as amended.

                  9. Effectiveness. This Amendment shall become effective as of the date it is approved with the Consent of the Partners and when Telesat shall have paid the Purchase Price to the Partnership.

                  10. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto.

                  11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                  IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officer as of the day and year first above written.



                                      LORAL/QUALCOMM SATELLITE SERVICES, L.P.



                                      By:  /s/ Eric J. Zahler
                                               Name: Eric J. Zahler
                                               Title: Vice President

                                      GLOBALSTAR TELECOMMUNICATIONS LIMITED


                                      By:  /s/ Anthony J. Navarra
                                               Name: Anthony J. Navarra
                                               Title: Executive Vice
                                                         President



                                      TELESAT LIMITED


                                      By:  /s/ Chen Zhaobin
                                               Name: Chen Zhaobin
                                               Title: President



                                      AIRTOUCH SATELLITE SERVICES, INC.


                                      By:  /s/ Mike Kerr
                                               Name: Mike Kerr
                                               Title:



                                      SAN GIORGIO, S.p.A.


                                      By:  /s/ Enrico Albareto
                                               Name: Enrico Albareto
                                               Title:

                                      HYUNCORP


                                      By:  ___________________
                                               Name:
                                               Title:



                                      HYUNELECT


                                      By:  ___________________
                                               Name:
                                               Title:



                                      DACOM


                                      By:  /s/ Jae Y. Paik
                                               Name: Jae Y. Paik
                                               Title: Director



                                      DACOM INTERNATIONAL


                                      By:  /s/ Jae Y. Paik
                                               Name: Jae Y. Paik
                                               Title: Director



                                      LORAL/DASA GLOBALSTAR, L.P.


                                      By:  /s/ LORAL/DASA GLOBALSTAR, L.P.
                                               Name:
                                               Title:

                                      LORAL SPACE & COMMUNICATIONS LTD.


                                      By:  /s/ Eric J. Zahler
                                               Name: Eric J. Zahler
                                               Title: Senior Vice
                                                      President



                                      TE.SA.M.


                                      By:  /s/ E. Fernandez
                                               Name: E. Fernandez
                                               Title:



                                      VODAFONE SATELLITE SERVICES LIMITED


                                      By:  /s/ Paul Wybrow
                                               Name: Paul Wybrow
                                               Title: Operations Director

                                                                      SCHEDULE A

                              SCHEDULE OF PARTNERS

Partner                               Capital                              Interests
-------                               Contribution                         ---------
                                      ------------
AirTouch Satellite Services           $37,500,000                          3,000,000 OPIs

San Giorgio S.A.                      $18,750,000                          1,000,000 OPIs

GTL                                   $326,956,000*                       15,320,651,OPIs
                                      see Footnote No. 1                   4,769,231 PPIs

Hyundai                               see Footnote No. 2                     300,000 OPIs

Hyundai Electronics                   see Footnote No. 2                   2,100,000 OPIs

DACOM                                 see Footnote No. 2                     450,000 OPIs

DACOM International                   see Footnote No. 2                     150,000 OPIs

Loral/DASA Globalstar, L.P.           $37,500,000                          3,000,000 OPIs

Loral Space & Communications Ltd.     $37,500,000                          3,000,000 OPIs

LQSS                                  $50,000,000                         18,000,000 OPIs

TE.SA.M                               $37,500,000                          3,000,000 OPIS

Vodafone Satellite Services Limited   $37,500,000                          3,000,000 OPIs

TeleSat                               $18,750,000                            937,500 OPIs

-------------------

* Includes the net proceeds from GTL's initial public offering and issuance by GTL of common stock upon the exercise of outstanding warrants and employee stock options.

1. Issued for net proceeds from the CPEO Offering as described in the Offering Memorandum.

2.       The initial contribution of $37,500,000 was made by Hyundai/DACOM.